UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 14, 2026

AirJoule Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 942-3083

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A Common Stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 14, 2026, AirJoule Technologies Corporation (the “Company”) and Lucid Capital Markets, LLC, as underwriter (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, 6,153,847 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) at the public offering price less underwriting discounts and commissions (the “Offering”). The Offering is expected to close on or about January 15, 2026.

The material terms of the Offering are described in the final prospectus supplement, dated January 14, 2026 (the “Prospectus”), to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or around January 14, 2026, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

As described in the Prospectus, the Company expects to receive net proceeds from the Offering of approximately $19.3 million and intends to use the net proceeds of the Offering (including any proceeds from the exercise of the underwriter’s option to purchase additional shares) to fund growth capital, working capital and for general corporate purposes, including advancing capital-efficient manufacturing readiness and supporting phased, demand-aligned deployment with strategic growth partners.

Further, pursuant to the Underwriting Agreement, the Company has granted the Underwriter a 45-day option to purchase up to an additional 923,077 shares of Class A Common Stock (the “Option”) and has agreed not to sell, transfer or otherwise dispose of any shares of Class A Common Stock for a period beginning from the date of the Underwriting Agreement and ending 75 days after the closing date of the Offering without first obtaining the written consent of the Underwriter, subject to certain exceptions. On January 14, 2026, the Underwriter exercised the Option in full, resulting in additional expected net proceeds to the Company of approximately $2.9 million. The Option is expected to close on or about January 15, 2026.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Class A Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement (as defined below).

Item 7.01 Regulation FD Disclosure

On January 14, 2026, the Company announced the pricing of the Offering, at a price to the public of $3.25 per share, pursuant to a registration statement on Form S-3 (File No. 333-291527) (the “Registration Statement”) filed previously with the Commission that became effective on November 21, 2025, including the prospectus forming a part of the Registration Statement, and a preliminary prospectus supplement, which was filed with the Commission on January 13, 2026. A copy of the press release announcing the pricing of the Offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

1.1+	Underwriting Agreement, dated as of January 14, 2026, by and between AirJoule Technologies Corporation and Lucid Capital Markets, LLC, as underwriter.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

99.1	Press release dated January 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Commission upon its request

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRJOULE TECHNOLOGIES CORPORATION

Date: January 14, 2026	By:	/s/ Stephen S. Pang
	Name:	Stephen S. Pang
	Title:	Chief Financial Officer

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